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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                              BIOPURE CORPORATION

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


               Delaware                                 04-2836871
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(State of incorporation or organization              (I.R.S. Employer
                                                    Identification No.)

            11 Hurley Street
        Cambridge, Massachusetts                           02141
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(Address of principal executive offices)                (Zip Code)


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:


           TITLE OF EACH CLASS                NAME OF EACH EXCHANGE ON WHICH
           TO BE SO REGISTERED                EACH CLASS IS TO BE REGISTERED
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          Class A Common Stock                    Nasdaq National Market


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A(c), check the following box.   /X/

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A(d), check the following box.   / /

Securities Act registration statement file number to which this form relates:
333-78829 (if applicable)

Securities to be registered pursuant to section 12(g) of the Act:

None
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                                (Title of class)




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ITEM 1.   Description of Registrant's Securities to Be Registered.

          The description of the registrant's Class A Common Stock, par value $.01 per share, set forth under the heading "Description of Capital Stock" in the Registration Statement on Form S-1 (Registration No. 333-78829), as amended (the "Registration Statement"), filed by the registrant with the Securities and Exchange Commission, is hereby incorporated by reference herein.

ITEM 2.   Exhibits.

          The following exhibits are filed herewith (or incorporated by reference as indicated below).

     1. Restated Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3(i).1 of the Registration Statement).

     2. Certificate of Amendment to the Restated Certificate of Incorporation of the registrant dated May 6, 1999 (incorporated by reference to Exhibit 3(i).2 of the Registration Statement).

     3. By-laws of the registrant (incorporated by reference to Exhibit 3(ii).1 of the Registration Statement).

     4. Form of Stock Certificate for Class A Common Stock, par value $.01 per share.
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                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        Biopure Corporation



                                        By: /s/ Jane Kober
                                           ------------------------

                                                Jane Kober
                                                Senior Vice President, General
                                                Counsel and Secretary


Date: July 20, 1999